Report of Independent Registered Public Accounting
Firm
To the Shareholders and Board of Trustees
KraneShares Trust:
In planning and performing our audits of the financial statements of KraneShares Bosera MSCI
China A Share ETF, KraneShares Zacks New China ETF,
KraneShares CSI China Internet ETF, KraneShares E
Fund China Commercial Paper ETF, KraneShares FTSE
Emerging Markets Plus ETF, KraneShares MSCI One Belt
One Road Index ETF, KraneShares Emerging Markets
Consumer Technology Index ETF, KraneShares MSCI
China Environment Index ETF, KraneShares Electric
Vehicles and Future Mobility Index ETF and
KraneShares MSCI All China Health Care Index ETF
(collectively, the Funds) as of and for the year ended March 29, 2018, for KraneShares Bosera MSCI
China A Share ETF, KraneShares Zacks New China ETF,
KraneShares CSI China Internet ETF, KraneShares E
Fund China Commercial Paper ETF and KraneShares FTSE
Emerging Markets Plus ETF, as of and for the period from September 7, 2017 (commencement of operations) through March 29, 2018, for KraneShares MSCI One
Belt One Road Index ETF, as of and for the period from October 11, 2017 (commencement of operations) through March 29, 2018, for KraneShares Emerging
Markets Consumer Technology Index ETF, as of and for the period from October 12, 2017 (commencement of operations) through March 29, 2018, for KraneShares
MSCI China Environment Index ETF, as of and for the period from January 18, 2018 (commencement of operations) through March 29, 2018, for KraneShares
Electric Vehicles and Future Mobility Index ETF, and as of and for the period from January 31, 2018
(commencement of operations) through March 29, 2018, for KraneShares MSCI All China Health Care Index ETF in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of March 29, 2018.
This report is intended solely for the information and use of management and the Board of Trustees of KraneShares Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP
Philadelphia, Pennsylvania
May 25, 2018